Exhibit 10.58

ASSURED GUARANTY LTD.

PERFORMANCE RETENTION PLAN

(As Amended and Restated as of February 14, 2008)

Mayer Brown LLP

ASSURED GUARANTY LTD.

PERFORMANCE RETENTION PLAN

CERTIFICATE

I, James M. Michener, General Counsel and Secretary of Assured Guaranty Ltd., hereby certify that the attached document is a full, true and complete copy of the Assured Guaranty Ltd. Performance Retention Plan, as in effect as of February 14, 2008.

Dated                                         .

General Counsel and Secretary as Aforesaid

(Seal)

2

SECTION 1
GENERAL

1.1.  Purpose.  Effective February 2, 2006, Assured Guaranty Ltd. (the “Company”) established the Assured Guaranty Ltd. Performance Retention Plan (the “Plan”) as a means of attracting and retaining the services of experienced and knowledgeable officers and employees and as a means of aligning their interests with the interests of the Company and its shareholders.  The Plan permits the Company to grant performance retention awards to eligible officers and employees, subject to the terms and conditions of this Plan.  The Plan was amended, restated and continued effective as of February 8, 2007, and subsequently restated as of February 8, 2007 in part to satisfy the requirements of section 409A of the Code.  The Plan is amended, restated, and continued effective as of February 14, 2008, the “Effective Date” of the Plan as set forth herein; and shall apply to awards granted on or after the Effective Date; provided that awards granted prior to the Effective Date will be subject to the applicable provisions of the Plan as in effect prior to the Effective Date.  All Performance Retention Awards under this Plan that are granted on or after the Effective Date are granted under and pursuant to Section 4 (relating to Cash Incentive Awards) of the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (the “LTIP”) and, except as otherwise provided by the Committee not later than the Grant Date with respect to the Performance Incentive Award, are intended to constitute performance-based compensation as that term is used in the LTIP and section 162(m) of the Code.

1.2.  Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time, from among the executive and management employees of the Company and the Subsidiaries, those persons who shall be granted an award under the Plan, who will thereby become “Participants” in the Plan.

1.3.  Operation, Administration, and Definitions.  The operation and administration of the Plan shall be subject to the provisions of Section 3 (relating to operation and administration).  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7).

SECTION 2
PERFORMANCE RETENTION AWARD TERMS

2.1.  General.  Subject to the terms and conditions set forth in the Plan, the Committee may, in its discretion, grant a “Performance Retention Award” (sometimes also referred to in this Plan as an “Award”) to a Participant.  The date on which the Committee grants a Performance Retention Award to a Participant is the “Grant Date” with respect to such Award.  Subject to the terms and conditions set forth in the Plan, the Committee shall, not later than the Grant Date for any Award:

(a)                                  Establish the time or times at which the Award is to be paid to a Participant.

(b)                                 Establish the Performance Period applicable to the Award.

(c)                                  Establish the forfeiture provisions of the Award and such other conditions, restrictions and contingencies as the Committee, in its discretion, determines to be appropriate.

2.2.  Delayed Distribution for Specified Employees.  If a Participant’s benefits constitute Deferred Compensation, payment of the benefits is made by reason of Separation from Service, and the Participant is a Specified Employee at the time of Separation from Service, payment of benefits under the Plan may not be paid before the date that is six months after the Separation from Service or, if earlier, the date of death of the Participant.  At the end of the six-month period described in the preceding sentence, amounts that could not be paid by reason of the limitation in this subsection 2.2 shall be paid on the first day of the seventh month following Separation from Service.  For purposes of the Plan, (i) the term “Specified Employee” shall be defined in accordance with Treas. Reg. §1.409A-1(i) and such rules as may be established by the Chief Executive Officer of the Company or his delegate from time to time; and (ii) the term “Separation from Service” shall be defined in accordance with Treas. Reg. §1.409A-1(h).

SECTION 3
OPERATION AND ADMINISTRATION

3.1.  Effective Date.  The “Effective Date” of the Plan as amended and restated herein is February 14, 2008, as set forth in Section 1.1.

3.2.  Benefits May Not Be Assigned.  The interests of a Participant under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary.  The Participant’s rights under the Plan are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

3.3.  Plan Not Contract of Employment.  The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of the Company or any Subsidiary nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

3.4.  Heirs and Successors.  The Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any benefits deliverable to a Participant under the Plan have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the Designated Beneficiary in accordance with the provisions of the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by a Participant in a writing filed with the Board in such form and at such time as the Board shall require.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under the Plan, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

3.5.  Distributions to Disabled Persons.  Notwithstanding the provisions of Section 2 or subsection 3.4, if, in the opinion of the Committee, a Participant or beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Board may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment shall be in lieu of any such payment to such Participant or beneficiary.  Thereafter, any benefits under the Plan to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

3.6.  Applicable Laws.  The Plan shall be construed and administered in accordance with the laws of Bermuda.

3.7.  Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

3.8.  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.9.  Taxes.  All payments under the Plan are subject to all applicable taxes, which are the responsibility of the Participant, and the Company is authorized to withhold any taxes as may be required by applicable law.

3.10.  No Additional Benefit.  Neither the grant of a Performance Retention Award nor the payment made in settlement of a Performance Retention Award shall be taken into account as compensation or otherwise for purposes of determining a Participant’s right to a benefit or the amount of any benefit under any other plan maintained by the Company or any Subsidiary.

SECTION 4
SOURCE OF BENEFIT PAYMENTS

4.1.  Liability for Benefit Payments.  Subject to the provisions of this Section 4, the Company or Subsidiary shall be liable for payment of benefits under the Plan with respect to any Participant to the extent that such benefits are attributable to services rendered by the Participant to the Company or that Subsidiary.  Any disputes relating to liability for benefit payments shall be resolved by the Board.

4.2.  No Guarantee.  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company or Subsidiary.  Nothing contained in the Plan shall constitute a guarantee by any of the Company or any Subsidiary that the assets of the Company or Subsidiaries shall be sufficient to pay any benefits to any person.

SECTION 5
COMMITTEE

The authority to control and manage the operation and administration of the Plan shall be vested in a committee, which shall be the Committee under the LTIP as selected in accordance with the LTIP from time to time (“the Committee”).  The Committee shall have the same authority with respect to the Plan as it has with respect to the LTIP.

SECTION 6
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under the Plan with respect to Performance Periods that have begun prior to the date on which such amendment or termination is adopted by the Board.  Notwithstanding the foregoing, it is the intent of the Company that the Plan and the Performance Retention Awards granted hereunder will be exempt from, or will comply with the requirements of section 409A of the Code and applicable guidance issued thereunder (“Section 409A”), and no amendment, modification, or termination of this Plan shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A.  The Board retains the right to amend the Plan, and the Committee retains the right to amend any Performance Retention Awards granted under the Plan, to the extent it deems it necessary or desirable to conform to the requirements of Section 409A and applicable guidance issued thereunder.